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                                                                   EXHIBIT 11




                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                 COMPUTATION OF (LOSS) EARNINGS PER COMMON SHARE



                                                  Year Ended December 31,
                                             --------------------------------
                                             1996            1995        1994
                                             ----            ----        ----
PRIMARY AND FULLY DILUTED

Weighted average shares outstanding         3,237,243     2,432,844    2,432,844
                                            =========     =========    =========

Net (loss) income                           $ (22,961)    $(167,271)   $  74,905
                                            =========     =========    =========

Net (loss) income per share                     $(.01)        $(.07)        $.03
                                                =====          ====         ====